SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 14, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

ITEM	5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 14, 2004, ProsoftTraining disclosed that a Nasdaq Listing Qualifications Panel determined that ProsoftTraining is entitled to an extension period within which to remedy its $1.00 minimum bid price deficiency, through not later than May 23, 2004. The Panel based its decision upon the Securities and Exchange Commission’s recent approval of certain modifications to Nasdaq’s Marketplace Rule 4310(C)(8)(D), and upon Prosoft’s continued compliance with all requirements for initial listing other than bid price. A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS

99.1 ProsoftTraining press release dated January 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOFTTRAINING (Registrant)

Date:	January 15, 2004	By:	/s/ William J. Weronick
			Name:	William J. Weronick
			Title:	Vice President Finance